Exhibit 23(c)

Letterhead of Coopers & Lybrand


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 33-61189)of our reports dated February 21, l995, on our audit of the financial statements and financial statement schedules of System Energy Resources, Inc. as of and for the year ended December 31, 1994, which reports are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts and Legality."

/s/Coopers & Lybrand L.L.P.

New Orleans, Louisiana
September 14, 1995